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                                                                 EXHIBIT 10.32.2



                            FOURTH AMENDMENT TO THE
                          WESTERN DIGITAL CORPORATION
                   RETIREMENT SAVINGS AND PROFIT SHARING PLAN


         This Fourth Amendment (the "Amendment") to the Western Digital Corporation Retirement Savings and Profit Sharing Plan (the "Plan") made this 20th day of March 1997 by Western Digital Corporation (the "Company"), the sponsoring employer of the Plan.

         WHEREAS, the terms of the Plan are set forth in an amended and restated Plan document, dated June 23, 1995, as thereafter amended by the First Amendment dated June 30, 1995, by the Second Amendment dated March 27, 1996, and by the Third Amendment dated January 9, 1997; and

         WHEREAS, the Company has reserved the right to amend the Plan by action of its Board of Directors; and

         WHEREAS, it is deemed desirable to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is amended as follows:

         1. Subsection 2.10.1 of Section 2.10 "Computation Period" shall be amended to read in its entirety as follows:

                 For purposes of determining whether an Employee is to be credited with a Year of Eligibility Service or a Break in such Service, the Computation Period shall be the twelve-month period commencing on the Employee's Commencement Date, or any Plan Year commencing with the Plan Year that includes the anniversary of the Employee's Employment Commencement Date.


         This Amendment shall be effective as of June 23, 1995.



         2. The second sentence of Subsection 19.4.2 of Section 19.4 "Minimum Contribution" shall be amended to read in its entirety as follows:


                 This determination shall be made by dividing the contributions for each Key Employee by so much of his total compensation for the year as does not exceed one hundred and fifty thousand dollars ($150,000), as adjusted in accordance with Code Section 401(a)(17).

          This Amendment shall be effective as of June 23, 1995.





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         3.      The first sentence of Section 19.6 "Vesting Rules" shall be amended to read in its entirety as follows:

                 In the event that the Plan is determined to be Top-Heavy in accordance with the rules of this Article 19, then the vesting schedule of the Plan shall be changed to that set forth below (unless the Plan's vesting schedule provides for vesting at a rate at least as rapid as that set forth below):

                 This Amendment shall be effective as of June 23, 1995.

                 IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Plan to be executed by its duly authorized officer on this 20th day of March 1997.

                                        WESTERN DIGITAL CORPORATION


                                        By:  WESTERN DIGITAL CORPORATION
                                           -------------------------------
                                        Name:    Michael A. Cornelius
                                        Title:   Vice President





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